Exhibit 99.1
FORM 3 JOINT FILER INFORMATION
Name of “Reporting Persons”:

InterWest Partners VIII, L.P.
InterWest Investors VIII, L.P.
InterWest Investors Q VIII, L.P.
InterWest Management Partners VIII, LLC
Stephen C. Bowsher
Harvey B. Cash
Philip T. Gianos
W. Scott Hedrick
W. Stephen Holmes
Gilbert H. Kliman
Thomas L. Rosch
Michael Sweeney
John C. Adler
Christopher Ehrlich
H. Ronald Nash

Address:	2710 Sand Hill Road, Second Floor Menlo Park, CA 94025

Designated Filer:	InterWest Partners VIII, L.P.

Issuer and Ticker Symbol:	Corgentech, Inc. (CGTK)

Date of Event:	December 15, 2005
Each of the following is a Joint Filer with InterWest Partners VIII, L.P. and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 3:
InterWest Management Partners VIII, LLC (“IMP8”) is the general partner of InterWest Partners VIII, L.P. (“IP8”), InterWest Investors VIII, L.P. (“II8”) and InterWest Investors Q VIII, L.P. (“IIQ8”) and has sole voting and investment control over the shares owned by IP8, II8 and IIQ8. Stephen C. Bowsher, Harvey B. Cash, Philip T. Gianos, W. Scott Hedrick, W. Stephen Holmes, Gilbert H. Kliman, Arnold L. Oronsky, Thomas L. Rosch and Michael B. Sweeney, are managing directors of IMP8 and John C. Adler, Christopher Ehrlich and H. Ronald Nash are venture members of IMP8. Dr. Oronsky has filed separately for his indirect ownership interests and is not a joint filer hereunder.
All Reporting Persons disclaim beneficial ownership of shares of Corgentech, Inc. stock held by IP8, II8 and IIQ8, except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.
Each of the Reporting Persons listed above hereby designate InterWest Partners VIII, LP as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder.
ATTORNEY-IN-FACT FOR REPORTING PERSONS
      /s/ Karen Wilson
      Karen Wilson

Each of the Reporting Persons listed above has designated InterWest Partners VIII, L.P. as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder. Each Individual Reporting Person has appointed Karen A. Wilson as its attorney in fact for the purpose of making reports relating to transaction in Corgentech, Inc. Common Stock.

InterWest Management Partners VIII, L.L.C.		John C. Adler, an individual

By:	/s/ W. Stephen Holmes	By:	/s/ Karen A. Wilson

	W. Stephen Holmes, Managing Director		Karen A. Wilson, Power of Attorney

InterWest Partners VIII, LP		Stephen C. Bowsher, an individual

By:	InterWest Management Partners VIII, LLC	By:	/s/ Karen A. Wilson

	Its General Partner		Karen A. Wilson, Power of Attorney

By:	/s/ W. Stephen Holmes

W. Stephen Holmes, Managing Director

InterWest Investors VIII, LP		Harvey B. Cash, an individual

By:	InterWest Management Partners VIII, LLC	By:	/s/ Karen A. Wilson

	Its General Partner		Karen A. Wilson, Power of Attorney

By:	/s/ W. Stephen Holmes

W. Stephen Holmes, Managing Director

InterWest Investors Q VIII, LP		Christopher Ehrlich, an individual

By:	InterWest Management Partners VIII, LLC	By:	/s/ Karen A. Wilson

	Its General Partner		Karen A. Wilson, Power of Attorney

By:	/s/ W. Stephen Holmes

W. Stephen Holmes, Managing Director

Philip T. Gianos, an individual		W. Scott Hedrick, an individual

By:	/s/ Karen A. Wilson	By:	/s/ Karen A. Wilson

	Karen A. Wilson, Power of Attorney		Karen A. Wilson, Power of Attorney